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Exhibit 10.1

FOURTH AMENDMENT TO LEASE

        THIS FOURTH AMENDMENT TO LEASE (hereinafter referred to as the ??????? is made effective as of this 1st day of June, 2000, by and between PARTNERS AT BROOKSEDGE, an Ohio general partnership (hereinafter referred to as Lessor"), and ADS ALLIANCE DATA SYSTEMS, INC, a Delaware corporation (hereinafter referred to as "Lessee").

RECITALS

        A.    Continental Acquisitions, Inc., as Lessor, and World Financial Network National Bank (U.S.) (hereinafter referred to as "WFN"), as Lessee, entered ink a Lease dad July 2, 1990 for certain space located at 220 West Schnock Road, Westerville, Ohio 43081, and being part of "Brooksedge Corporate Center".

        B.    The interest of Continental Acquisitions, Inc. as "Lessor" under the Lease was subsequently assigned on August 28 1990 to Lessor.

        C.    The Lease was amended by that certain First Amendment of Lease between WFN and Lessor dated September 11, 1990, that certain Second Amendment of Lease between WFN and Lessor dated November 16, 1990, and that certain Third Amendment of Lease between WFN and Lessor dated February 18, 1991.

        D.    The interest of WFN as "Lessee" under the Lease was subsequently assigned on February 1, 1998 to Lessee. The Lease as amended and assigned is hereinafter collectively referred to as the "Lease").

        E.    The current term of the Lease expires on January 31, 2001, and Lessee has two (2) concurrent options to renew the Lease for additional terms of five (5) years each. Lessor and Lessee have renegotiated the terms and conditions for extension of the Lease and one (1) renewal option.

PROVISIONS

        1.    Incorporation of Recitals.    The Recitals portion of this Fourth Amendment is hereby incorporated by this reference to the same extent and as fully as though it were here rewritten in its entirety. All capitalized terms not otherwise defined herein shall have the same meaning set forth in the Lease.

        2.    Extension of Term of Lease; Renewal Option.    Section 1.03 of the Lease ("Term") is hereby amended to provide that the term of the Lease shall be extended from its current expiration date of January 31, 2001 to an expiration date of May 31, 2006.

        Section 15.01 of the Lease ("Renewal Option") is hereby amended to delete the two (2) options to renew originally set forth therein and to provide that Lessee shall have the right to renew the term the Lease for one (1) additional period of five (5) years beginning June 1, 2006 and ending on May 31, 2011. The Fixed Minimum Rent during the renewal term described in the immediately preceding sentence shall be as sea forth in paragraph 3 of this Fourth Amendment, and accordingly, the provisions of Section 15.01(b) of the Lease shall be amended as set forth below. Except as otherwise provided herein, the renewal term shall be on the same terms and conditions as contained in the Lease.

        3.    Rent.    Section 1.04 and Section 2.01 of the Lease ("Fixed Minimum Rent") are hereby amended to provide that Lessee shall pay Fixed Minimum Rent during the extended term of the Lease in the following annual and monthly amounts for the periods of the extended term shown below, subject to adjustment as set forth in paragraph 4 below, and Section 15.01(b) of the Lease is hereby amended to provide that Lessee shall pay Fixed Minimum Rent during the renewal term described in paragraph 2 of this Fourth Amendment (if exercised in accordance with the Lease) in the following annual and monthly amounts for the renewal period shown below:

Period per s.f.		Annual Amount Installment	Monthly	Amount
(a)	June 1, 2000 through and including December 31, 2000	$832,608.00	$69,384.00	$8.26
(b)	January 1, 2001 through and including May 31, 2006	$899,136.00	$74,928.00	$8.92
	Renewal (if any)
(c)	June 1, 2006 through and including May 31 2011	$989,856.00	$82,488.00	$9.82

        4.    Tenant Improvement Allowance    In consideration of the extension of the current term of the Lease, Lessor shall provide a tenant improvement allowance up to a maximum of Three Hundred Thousand Dollars ($300,000.00) (the actual disbursed amount of the tenant improvement allowance is hereinafter referred to as "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be used to construct alterations, additions and improvements to the leased premises (hereinafter referred to as the "Tenant Improvements"), which Tenant Improvements shall be subject to Lessors approval as required by Section 6.10 of the Lease The Tenant Improvement Allowance shall be paid to Lessee in a single disbursement which shall be due within thirty (30) days after Lessee has satisfied each of the following conditions precedent:

          (a)   Lessee shall have furnished to Lessor copies of all invoices and other supporting documentation which indicates the actual costs incurred for the construction of the Tenant Improvements.

          (b)   Lessee shall have furnished to Lessor properly executed mechanic's lien releases from all persons or entities who might be able to claim a mechanic's lien on account of the Tenant Improvements.

          (c)   Lessee shall have furnished to Lessor a copy of the final certificate of occupancy, if any, for the Tenant Improvements.

        Lessor shall have no obligation to disburse funds in excess of the maximum amount of the Tenant Improvement Allowance or to make the single disbursement of the Tenant Improvement Allowance if Lessee has not satisfied the conditions precedent described above on or before December 1, 2000. Further, Lessor shall not be obligated to disburse all or any part of the Tenant Improvement Allowance if an event of default has occurred under the Lease or an event has occurred, which with notice or lapse of time, or both, would constitute an event of default under the Lease.

        Commencing with she monthly installment payable on January 1 2001 and continuing for each month thereafter through and including May 1 2006, the Fixed Minimum bent under Section 1.04 and Section 2.01 of the Lease as set forth in item (b) of paragraph 3 of this Fourth Amendment shall be increased by Twenty-Four Cents (24¢) per square foot of leased premises (100,800 square feet) per year for each One Hundred Thousand collars ($100,000.00) (or portion thereof) of Tenant Improvement Allowance that is disbursed by Lessor. For example, if the full $300,000.00 of Tenant Improvement Allowance is disbursed, Fixed Minimum Rent under item (b) of paragraph 3 above would increase by Seventy-Two Cents (72¢) per square foot of the leased premises, but if only $250,000 of the Tenant Improvement Allowance is disbursed, the Fixed Minimum Rent under item (b) of paragraph 3 above would increase by Sixty Cents (60¢) per square foot of the leased premises.

        5.    Release of Original Guarantee; Substitute Guarantee.    In consideration of the delivery of the substitute Guarantee as provided below, Lessor does hereby release and discharge The Limited Inc. (hereinafter referred to as "Limited") from any and all liabilities and obligations which are subject to that certain Guarantee dated July 2, 1990 delivered by the Limited to Lessor (hereinafter referred to as the "Original Guarantee""). Concurrently with the execution and delivery of this Fourth Amendment, Lessee shall cause its parent corporation, Alliance Data Systems Corporation, to execute and deliver to

Lessor in substitution for the Original Guarantee a Guarantee of all past and future obligations under the Lease, which Guarantee shall be in a form and content acceptable to Lessor.

        6.    No Other Changes; Ratification of Lease.    This Fourth Amendment shall only modify or amend the Lease to the extent provided herein and all other conditions, covenants and agreements in the Lease shall remain in full force and effect. Subject to the terms of this Fourth Amendment, Lessor and Lessee do hereby ratify and confirm in their entirety the conditions, covenants and agreements contained in the Lease. If there is a conflict between the provisions contained in this Fourth Amendment and the provisions of the Lease, this Fourth Amendment shall control.

        7.    Miscellaneous.    The governing law provisions set forth in the Lease shall also be applicable to this Fourth Amendment. The captions at the beginning of the several paragraphs of this Fourth Amendment are for the convenience of the reader and shall be ignored in construing this Fourth Amendment This Fourth Amendment may be executed in several counterparts and each of such counterparts shall be deemed to be an original hereof.

        IN WITNESS WHEREOF, Lessor and Lessee have executed this Fourth Amendment elective as of the date first set forth above

Signed and acknowledged in-the presence of:	PARTNERS AT BROOKSEDGE, an Ohio general partnership ("Lessor")
	By:	Continental Properties, an Ohio general partnership, its managing general partner
By:

Print Name:		Franklin E. Kass Managing General Partner

Signed and acknowledged in the presence of:	ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation ("Lessee")

Print Name
By:
		Name:	Robert P. Armiak,

Print Name:		Title:	Vice President, Treasurer

STATE OF OHIO
COUNTY OF FRANKLIN

        The foregoing instrument was acknowledged before me this 24th day of July, 2000 by Franklin E. Kass, Managing General Partner of Continental Properties, an Ohio general partnership, as Managing General Partner of PARTNERS AT BROOKSEDGE, an Ohio general partnership, on behalf of the partnership.

Notary Public

STATE OF OHIO
COUNTY OF FRANKLIN

        The foregoing instrument was acknowledged before me this 20th day of July, 2000 by                        ,                         of ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation, on behalf of the corporation.

Notary Public Expires 6/30/2004

CONSENT OF ORIGINAL TENANT

        The undersigned, as the original Lessee" under the Lease hereby approves the terms and conditions o(the Fourth Amendment and agrees that its continuing liability under Section 9.02.01 of the Lease shall be subject to the terms and conditions of the Fourth Amendment.

WORLD FINANCIAL NETWORK NATIONAL BANK (U.S.), a national banking association
Dated: July 20, 2000	By:
Name:
Title:

GUARANTEE

        This Guarantee is executed and delivered to Partners at Brooksedge, an Ohio general partnership ("Lessor"), to provide a substitute Guarantee for that certain Guarantee dated July 2, 1990 provided to Lessor by The Limited, Inc. This Guarantee pertains to the following Lease:

        A.    Continental Acquisitions, Inc., as Lessor. and World Financial Network National Bank (U.S.) (hereinafter referred to as "WFN"), as Lessee, entered into a Lease dated July 2, 1990 for certain space located at 220 West Schrock Road, Westerville, Ohio 43081, and being part of "Brooksedge Corporate Center".

        B.    The interest of Continental Acquisitions, Inc. as "Lessor" under the Lease was subsequently assigned on August 28, 1990 to Lessor.

        C.    The Lease was amended by that certain First Amendment of Lease between WFN and Lessor dated September 11, 1990, that certain second Amendment of Lease between WFN and Lessor dated November 16, 1990, that certain Third Amendment of Lease between WFN and Lessor dated February 18, 1991 and that certain fourth Amendment to Lease dated as June 1, 2000.

        D.    The interest of WFN as "Lessee" under the Lease was subsequently assigned on February 1, 1998 to ADS Alliance Data Systems, Inc. a Delaware corporation ("Lessee"). The foregoing Lease as amended and assigned is hereinafter collectively referred to as the "Lease")

        For good and valuable consideration, the undersigned, intending to be legally bound hereby, does hereby covenant and agree with Lessor, its successors and assigns, that:

  (a)
  If said Lessee, its successors or assigns, shall default at any time during the term granted by said Lease (whether such default shall have occurred before or after the date of this Guarantee) in the payment of Fixed Minimum Rent, Additional rental payments or any other payment (a) required under the Lease Agreement, or in the performance of any of the terms, covenants or conditions of said Lease Agreement on the part of Lessee to be performed thereunder, and if any such default shall not be remedied by Lessee within any cure period provided Lessee pursuant to the terms of the Lease, then the undersigned shall, on demand, pay to Lessor, its successors or assigns, (i) the said Fixed Minimum Rent, Additional Rental Payments and all other payments required under the Lease Agreement, or any arrears thereof; and (ii) all damages that may arise or be incurred by Lessor in consequence of Lessee's default under said Lease, including all reasonable attorney's fees that may be incurred by Lessor in enforcing Lessee's covenants and agreements thereunder or that may be incurred by Lessor in enforcing the covenants and agreement of the undersigned hereunder, upon ten (10) days' notice from Lessor of any such default or defaults by Lessee, during which period Guarantor shall have the right to cure or cause Lessee to cure any such default;

  (b)
  The undersigned may, at Lessor's option, be joined in any action against or proceeding commenced by Lessor against Lessee in connection with or based upon said Lease or any terms covenant or condition thereof, and that recovery may be had against the undersigned in such action or proceeding against the undersigned without Lessor, its successors or assigns, first asserting, prosecuting or exhausting any remedy or claim against Lessee, its successors or assigns;

  (c)
  This Guarantee shall remain and continue in full force and effect as to any renewal, extension, modification or amendment of said Lease;

  (d)
  The validity of this Guarantee and the obligation of the undersigned hereunder shall in no manner be terminated, affected or impaired by reason of any action which Lessor may take or fail to take against Lessee or by reason of any waiver of, or failure to enforced any of the rights or remedies reserved to Lessor in said Lease or otherwise, or by reason of the bankruptcy or insolvency of Lessee and whether or not the term of said Lease shall terminate by reason of said bankruptcy or insolvency.

  (e)
  So long as Lessee is controlled by the undersigned, the undersigned waives notice of any and all notices or demands which may be given by Lessor to Lessee, irrespective of whether or not required to be given to Lessee under the terms of said Lease. If, at any time during the term of the Lease, Lessee should no longer be controlled by the undersigned, the undersigned may so notify Lessor, and thereafter Lessor shall send copies o& all notices given to Lessee to the undersigned simultaneously with the giving of such notices to Lessee.

  (f)
  Any notice or demand required or permitted to be delivered by the terms of this Guarantee shall be in writing and shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to Lessor and Lessee at the respective addresses set forth in Section 1.05 of the Lease Agreement and addressed to the undersigned at Alliance Data Systems Corporation, 17655 Waterview Parkway Dallas, Texas, Attention: General Counsel, or at any other address within the United Stated as one party has specified to the other from time to time by written notice given in accordance with this subparagraph (f).

        IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed by its duly authorities officer as of this 1st day of June, 2000

ALLIANCE DATA SYSTEMS CORPORATION a Delaware corporation
By:
Name: Title: Vice President, Treasurer

QuickLinks

  Exhibit 10.1
FOURTH AMENDMENT TO LEASE
RECITALS
PROVISIONS
  STATE OF OHIO COUNTY OF FRANKLIN
  STATE OF OHIO COUNTY OF FRANKLIN
CONSENT OF ORIGINAL TENANT
GUARANTEE